Exhibit 99.1

Apple Reports Second Quarter Results

Record March Quarter Drives 83 Percent Revenue Growth, 95 Percent Profit Growth

Record iPhone Sales Grow 113 Percent

CUPERTINO, California—April 20, 2011—Apple® today announced financial results for its fiscal 2011 second quarter ended March 26, 2011. The Company posted record second quarter revenue of $24.67 billion and record second quarter net profit of $5.99 billion, or $6.40 per diluted share. These results compare to revenue of $13.50 billion and net quarterly profit of $3.07 billion, or $3.33 per diluted share, in the year-ago quarter. Gross margin was 41.4 percent compared to 41.7 percent in the year-ago quarter. International sales accounted for 59 percent of the quarter’s revenue.

Apple sold 3.76 million Macs during the quarter, a 28 percent unit increase over the year-ago quarter. The Company sold 18.65 million iPhones in the quarter, representing 113 percent unit growth over the year-ago quarter. Apple sold 9.02 million iPods during the quarter, representing a 17 percent unit decline from the year-ago quarter. The Company also sold 4.69 million iPads during the quarter.

“With quarterly revenue growth of 83 percent and profit growth of 95 percent, we’re firing on all cylinders,” said Steve Jobs, Apple’s CEO. “We will continue to innovate on all fronts throughout the remainder of the year.”

“We are extremely pleased with our record March quarter revenue and earnings and cash flow from operations of over $6.2 billion,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the third fiscal quarter of 2011, we expect revenue of about $23 billion and we expect diluted earnings per share of about $5.03.”

Apple will provide live streaming of its Q2 2011 financial results conference call beginning at 2:00 p.m. PDT on April 20, 2011 at www.apple.com/quicktime/qtv/earningsq211. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2010, its Form 10-Q for the quarter ended December 25, 2010, and its Form 10-Q for the quarter ended March 26, 2011 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and has recently introduced iPad 2 which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2011 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 26, 2011	March 27, 2010	March 26, 2011	March 27, 2010
Net sales	$24,667	$13,499	$51,408	$29,182
Cost of sales (1)	14,449	7,874	30,892	17,146

Gross margin	10,218	5,625	20,516	12,036

Operating expenses:
Research and development (1)	581	426	1,156	824
Selling, general and administrative (1)	1,763	1,220	3,659	2,508

Total operating expenses	2,344	1,646	4,815	3,332

Operating income	7,874	3,979	15,701	8,704
Other income and expense	26	50	162	83

Income before provision for income taxes	7,900	4,029	15,863	8,787

Provision for income taxes	1,913	955	3,872	2,335

Net income	$5,987	$3,074	$11,991	$6,452

Earnings per common share:
Basic	$6.49	$3.39	$13.02	$7.12
Diluted	$6.40	$3.33	$12.83	$7.00

Shares used in computing earnings per share:
Basic	923,196	907,548	921,245	905,545
Diluted	935,944	922,878	934,549	921,331

(1) Includes stock-based compensation expense as follows:
Cost of sales	$51	$37	$103	$74
Research and development	$104	$86	$217	$160
Selling, general and administrative	$132	$108	$266	$202

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share amounts)

	March 26, 2011	September 25, 2010
ASSETS:

Current assets:
Cash and cash equivalents	$15,978	$11,261
Short-term marketable securities	13,256	14,359
Accounts receivable, less allowances of $57 and $55, respectively	5,798	5,510
Inventories	930	1,051
Deferred tax assets	1,683	1,636
Vendor non-trade receivables	5,297	4,414
Other current assets	4,055	3,447

Total current assets	46,997	41,678

Long-term marketable securities	36,533	25,391
Property, plant and equipment, net	6,241	4,768
Goodwill	741	741
Acquired intangible assets, net	507	342
Other assets	3,885	2,263

Total assets	$94,904	$75,183

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$13,714	$12,015
Accrued expenses	7,022	5,723
Deferred revenue	3,591	2,984

Total current liabilities	24,327	20,722

Deferred revenue – non-current	1,230	1,139
Other non-current liabilities	7,870	5,531

Total liabilities	33,427	27,392

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 924,674,079 and 915,970,050 shares issued and outstanding, respectively	12,326	10,668
Retained earnings	49,025	37,169
Accumulated other comprehensive income/(loss)	126	(46)

Total shareholders’ equity	61,477	47,791

Total liabilities and shareholders’ equity	$94,904	$75,183

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Six Months Ended
	March 26, 2011	March 27, 2010
Cash and cash equivalents, beginning of the period	$11,261	$5,263

Operating activities:
Net income	11,991	6,452
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	790	425
Stock-based compensation expense	586	436
Deferred income tax expense	1,563	893
Changes in operating assets and liabilities:
Accounts receivable, net	(288)	482
Inventories	121	(183)
Vendor non-trade receivables	(883)	(47)
Other current and non-current assets	(1,886)	(619)
Accounts payable	1,626	(18)
Deferred revenue	698	577
Other current and non-current liabilities	1,674	(287)

Cash generated by operating activities	15,992	8,111

Investing activities:
Purchases of marketable securities	(42,260)	(25,061)
Proceeds from maturities of marketable securities	10,211	13,331
Proceeds from sales of marketable securities	21,705	8,686
Payments made in connection with business acquisitions, net of cash acquired	0	(325)
Payments for acquisition of property, plant and equipment	(1,838)	(650)
Payments for acquisition of intangible assets	(81)	(32)
Other	12	10

Cash used in investing activities	(12,251)	(4,041)

Financing activities:
Proceeds from issuance of common stock	494	534
Excess tax benefits from equity awards	740	413
Taxes paid related to net share settlement of equity awards	(258)	(262)

Cash generated by financing activities	976	685

Increase in cash and cash equivalents	4,717	4,755

Cash and cash equivalents, end of the period	$15,978	$10,018

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$1,913	$2,144